Exhibit 99.1

Contacts:	Steven O. Cordier
Senior Vice President and CFO
(303) 649-1900
scordier@penx.com

PENFORD ANNOUNCES AGREEMENT TO ACQUIRE GUM TECHNOLOGY CORPORATION

Complementary product lines are expected to accelerate growth of specialty products

CENTENNIAL, CO, March 5, 2014 – Penford Corporation (NASDAQ: PENX), a leader in ingredient systems for food and industrial applications, announced today that it has entered into a definitive agreement to acquire Gum Technology, a privately held gum and hydrocolloids distribution, blending and services company. Gum Technology, based in Tucson, Arizona, serves primarily the food and beverage industries. It posted 2013 revenues of about $12 million.

“Gum Technology’s product line and reputation for outstanding customer service will broaden Penford’s portfolio of functional and specialty ingredient systems for existing customers and open new segments to the company,” said Tom Malkoski, Penford Corporation CEO. “We see opportunities in food and industrial bio-products for high value, specialized products from the combination of our product lines and customer relationships.”

“This acquisition fits well with our strategy of accelerating the pace of growth of the company’s specialty businesses. Our food segment continues to expand, largely from new products and ingredient systems, and the industrial bio-products business is showing meaningful progress through innovative products and a broader range of applications. We believe the addition of Gum Technology will contribute to both of these important business segments,” Malkoski added.

Gum Technology markets a range of gums and other hydrocolloids throughout North America and Asia. The company specializes in developing and producing customized stabilizers to meet customers’ product formulation needs. Gum Technology’s products are found in a wide variety of food products including beverages, sauces, bakery, frozen foods, jams and fruit fillings, spice blends, dairy applications, and nutraceuticals.

“We are pleased to join Penford and anticipate exciting opportunities to combine our companies’ expertise in product lines and broad geographic reach,” said Allen Freed, CEO of Gum Technology. “With Penford’s resources and product knowledge, we can immediately begin advancing Gum Tech’s GumPlete™ line of gum-starch blends.”

The acquisition is expected to close in late March, subject to certain conditions. It is expected to be accretive within the first year with significant growth occurring in subsequent years.

About Penford Corporation

Penford Corporation develops, manufactures and markets specialty ingredient systems for a variety of food and industrial applications. Penford has seven manufacturing and/or research locations in the United States.

The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as “believes,” “may,” “will,” “looks,” “should,” “could,” “anticipates,” “expects,” or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company does not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are the risks and uncertainties discussed in this release and those described from time to time in other filings with the Securities and Exchange Commission which include, but are not limited to: competition; the possibility of interruption of business activities due to equipment problems, accidents, strikes, weather or other factors; product development risk; changes in corn and other raw material prices and availability; the Company’s inability to comply with the terms of instruments governing the Company’s debt; changes in general economic conditions or developments with respect to specific industries or customers affecting demand for the Company’s products, including changes in government rules or incentives affecting ethanol consumption, unfavorable shifts in product mix; unanticipated costs, expenses or third party claims; impairment of the Company’s long-lived assets that could result in a non-cash charge to reported earnings; interest rate, chemical and energy cost volatility; changes in returns on pension plan assets and/or assumptions used for determining employee benefit expense and obligations; unforeseen developments in the industries in which Penford operates; and other factors described in the “Risk Factors” section in reports filed with the Securities and Exchange Commission.

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